Exhibit 10.1

Execution Version

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement is effective as of December 11, 2020 (the “Amendment”), and amends the Securities Purchase Agreement, dated as of November 18, 2020, by and between FireEye, Inc., a Delaware corporation (the “Company”), and Blackstone Delta Holdings DE L.P. (formerly known as BTO Delta Holdings DE L.P.), a Delaware limited partnership (the “Purchaser”) (such agreement, the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

RECITALS

WHEREAS, the Company entered into the Securities Purchase Agreement with the Purchaser relating to the issuance and sale to the Purchaser of 370,000 shares of the Company’s Series A Preferred Stock with an original purchase price of $1,000 per share (the “Purchased Shares”) for an aggregate purchase price of $370,000,000; and

WHEREAS, the Company and the Purchaser desire to amend the Securities Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) The first paragraph of Exhibit B (Form of Certificate of Designations) shall be amended and restated in its entirety as follows:

“On December 11, 2020, the Board of Directors of FireEye, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 400,000 authorized shares of a series of preferred stock of the Company titled the “4.5% Series A Convertible Preferred Stock”:”

(b) The definition of “Conversion Price” in Exhibit B (Form of Certificate of Designations) to the Securities Purchase Agreement shall be amended and restated in its entirety as follows:

““Conversion Price” initially means $17.25 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.”

2. Miscellaneous.

(a) Express Amendment. Except as expressly amended hereby, all of the other terms, covenants and conditions of the Securities Purchase Agreement are unmodified by this Amendment, and shall remain in full force and effect and are hereby ratified and confirmed.

(b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(c) Entire Agreement. This Amendment and the Securities Purchase Agreement constitute the full and entire agreement between the parties with regard to the subject matter hereof. If one or more provisions of this Amendment are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Amendment, (b) the balance of this Amendment shall be interpreted as if such provision were so excluded and (c) the balance of this Amendment shall be enforceable in accordance with its terms.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware..

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(f) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

(Signature pages follow)

FIREEYE, INC.
By:	/s/ Alexa King
Name: Alexa King
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment to the Securities Purchase Agreement]

Blackstone Delta Holdings DE L.P.

By: BTO Holdings Manager L.L.C., its general partner

By: Blackstone Tactical Opportunities Associates L.L.C., its managing member

By: BTOA L.L.C., its sole member

By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

[Signature Page to Amendment to the Securities Purchase Agreement]